Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-66426, 333-09021, 333-23985, 333-91101, 333-95715, 333-47378, 333-103038 and 333-117782) of Universal Electronics Inc. of our report dated March 16, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, CA
March 10, 2006